UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Exact name of Registrant as specified in its charter)

Florida	021-118336	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Hwy., Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

(561) 362-3435

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be So Registered	Name of Each Exchange on Which is Each Class to be Registered
common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:    333-161563

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.01 per share, of 1st United Bancorp, Inc. (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Description of Our Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-161563) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on August 26, 2009, as amended. Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.

Item 2. Exhibits.

Not applicable

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

1ST UNITED BANCORP, INC.
(Registrant)

Date: September 17, 2009	By:	/s/ John Marino
John Marino
President and Chief Financial Officer